Exhibit 99.1

NEWS RELEASE

	Contacts:	Forbes Energy Services Ltd.
L. Melvin Cooper, SVP & CFO
361-664-0549

FOR IMMEDIATE RELEASE
DRG&E
Ken Dennard, Managing Partner
713-529-6600

Forbes Energy Services Completes Exchange Offer of

11% Senior Secured Notes Due 2015

ALICE, TEXAS – August 5, 2008 – Forbes Energy Services Ltd. (TSX: FRB) ( “FES”), Forbes Energy Services LLC (the “Company”), and Forbes Energy Capital Inc. (“Capital,” and together with the Company, the “Issuers”) announced today the completion of the offer to exchange any and all of the $205,000,000 aggregate principal amount of the Issuers’ outstanding 11% Senior Secured Notes due 2015 (CUSIPs 345140 AA 5; 345140 AB 3 & U34499 AA 8) (collectively, the “Old Notes”), which were sold in transactions exempt from registration under the Securities Act of 1933, as amended (the “Act”), for an equal aggregate principal amount of the Issuers’ 11% Senior Secured Exchange Notes due 2015 (CUSIP 345140 AC 1) (the “New Notes”). The issuance of the New Notes was registered under the Act.

At the scheduled expiration time of 5:00 p.m., New York City time, on July 30, 2008, $205,000,000 of the aggregate principal amount, or 100%, of the Old Notes were tendered and accepted for exchange by the Issuers for New Notes.

The form and terms of the New Notes are substantially the same as the form and terms of the Old Notes issued in February 2008. The primary difference is that the issuance of the New Notes has been registered under the Act and, therefore, the New Notes will be freely tradable under the Act. The New Notes evidence the same debt as the Old Notes they replace and are issued under and entitled to the benefits of the indenture that governs the Old Notes.

The Exchange Agent for the exchange offer was Wells Fargo Bank, N.A., Corporate Trust Operations, MAC N9303-121, 6th & Marquette Avenue, Minneapolis, Minnesota 55479, 1-800-344-5128.

Forbes Energy Services is an independent oilfield services contractor that provides a broad range of drilling-related and production-related services to oil and natural gas companies, primarily onshore in Texas.

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